AMENDMENT NUMBER ELEVEN TO

LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NUMBER ELEVEN TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of April 25, 2016, is entered into between PMC FINANCIAL SERVICES GROUP, LLC, a Delaware limited liability company (“Lender”), and REEDS, INC., a Delaware corporation (“Borrower”), in light of the following:

RECITALS

WHEREAS, Borrower and Lender have previously entered into that certain Amended and Restated Loan and Security Agreement, dated as of December 5, 2014, as amended from time to time (the “Agreement”).

WHEREAS, Lender previously extended financial accommodations via the Revolving Loans pursuant to terms of the Agreement.

WHEREAS, Borrower and Lender wish to amend the Agreement by changing the Borrowing Base on terms and conditions set forth in this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. DEFINITIONS. All terms which are defined in the Agreement shall have the same definition when used herein unless a different definition is assigned to such term under this Amendment.

2. AMENDMENTS. Effective as of the date first set forth above, the Agreement is amended as follows:

2.1 Definition. The following new definitions are added to Section 8 of the Agreement.

“Prepayments on Temporary Eligible Glass” means prepayments made by Borrower for the purchase of Temporary Eligible Glass that is not yet reflected in the inventory of Borrower. Evidence of such prepayments and related purchase orders to be provided if requested by Lender.

“Temporary Eligible Glass” means the glass bottles purchased between 3/31/16 and 9/30/16 exclusively for the seasonal promotional program for Trader Joe’s, and other customer programs approved by Lender.

2.2 Borrowing Base. The following new clause “(d)” is added to the end of the definition of “Borrowing Base” is Section 1 of the Schedule as follows:

(d) 100% (the “Temporary Glass Advance Rate” and also an Advance Rate) of the value of Temporary Eligible Glass and Prepayments on Temporary Eligible Glass. The maximum amount calculated from this clause “(d)” of the Borrowing Base shall not exceed $550,000 and shall expire on 12/31/16.

3. WARRANT.

3.1 For consideration of the terms of this Amendment, Borrower shall provide Lender with a Common Stock Purchase Warrant to purchase up to 10,000 Shares of Common Stock of Reeds, Inc.

4. CONDITIONS PRECEDENT.

4.1 Each of the following is a condition precedent to the effectiveness of this Amendment:

A. Lender shall have received a fully executed copy of this Amendment.

B. Lender shall have received a fully executed copy of the Common Stock Purchase Warrant.

5. REPRESENTATIONS AND WARRANTIES. Borrower hereby affirms to Lender that all of Borrower’s representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof.

6. LIMITED EFFECT. Except for the specific amendment contained in this Amendment, the Agreement shall remain unchanged and in full force and effect.

7. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of this Amendment by each of the parties hereto.

[signatures are on the next page]

2

IN WITNESS WHEREOF, Lender and Borrower have executed this Amendment

REEDS, INC.,

By:
Name:
Title:

PMC FINANCIAL SERVICES GROUP, LLC

By:	/s/ Walter E. Buttkus, III
Name:	Walter E. Buttkus, III
Title:	President

Signature Page to Amendment Number Eleven to Loan and Security Agreement